STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings & Notary Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Dallin Derscher
897 Baxter Drive
South Jordan, UT 84095, USA

Work Order #: W2022010301973
January 3, 2022
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 456813

Charges

Description	Fee Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Amendment After Issuance of Stock	Fees	20221998574	1/3/2022 1:07:36 PM	InternalReview	1	$175.00	$175.00
Total							$175.00

Payments

Type	Description	Payment Status	Amount
Credit Card	64124404470566000003013	Success	$175.00
Total			$175.00

Credit Balance: $0.00

Dallin Derscher
897 Baxter Drive
South Jordan, UT 84095, USA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

01/03/2022

Work Order Item Number:	W2022010301973 - 1817826
Filing Number:	20221998574
Filing Type:	Amendment After Issuance of Stock
Filing Date/Time:	01/03/2022 13:07:36 PM
Filing Page(s):	11

Indexed Entity Information:

Entity ID: E0595152006-5 **Entity Name:** Neon Bloom, Inc.

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent
INCSMART.BIZ, INC.
2616 Willow Wren Dr., North Las Vegas, NV 89084, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E0595152006-5
Barbara K. Cegavske	Filing Number 20221998574
Secretary of State	Filed On 01/03/2022 13:07:36 PM
State Of Nevada	Number of Pages 11

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information

Name of entity as on file with the Nevada Secretary of State :

Entity or Nevada Business Identification Number (NVID) : **NV20061208529**

2. Restated or Amended and Restated Articles (Select one):
(If amending and restating only, complete section 1, 2 and 6.)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles
- ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
  The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
- ☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of amendment filing being completed: (Select only one box):
(If amending, complete section 1,3,5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:
(Check only one box) ☐ incorporators ☐ board of directors
The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☑ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

☐ Officer's Statement (foreign qualified entities only) -
Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:
- ☐ The entity name has been amended.
- ☐ The purpose of the entity has been amended.
- ☐ The authorized shares have been amended.
- ☐ Other: (specify changes)
- ☐ Dissolution
- ☐ Merger
- ☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective date and Time: (Optional)	Date: 01/03/2022 Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☑ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted ☐ Other. The articles have been amended as follows: (provide article numbers, if available) (attach additional page(s) if necessary)
6. Signature: (Required)	X Michael Elzufon — Signature of Officer, Incorporator or Authorized Signer Officer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

Filed in the Office of	Business Number **E0595152006-5**
Barbara K. Cegavske	Filing Number **20221998574**
Secretary of State State Of Nevada	Filed On **01/03/2022 13:07:36 PM**
	Number of Pages **11**

NEON BLOOM INC.

UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS IN LIEU OF SPECIAL MEETING

December 22, 2021

The undersigned, constituting the members of the Board of Directors (the "Board") of Neon Bloom Inc., a Nevada corporation (the "Corporation"), do hereby consent to the corporate actions specified below and adopt, approve and ratify the following resolutions by unanimous written consent pursuant to the provisions of Section 78.315(2) of the Nevada Revised Statutes ("NRS") all applicable laws of the State of Nevada in lieu of a special meeting:

WHEREAS, the Board and the shareholders of the Corporation have determined that it is in the best interests of the Corporation and its shareholders to amend the Articles of Incorporation of the Corporation (the "Articles") to increase the number of authorized shares of Common Stock from 250,000,000 to 750,000,000; and

WHEREAS, the Board desires to create a new class of Preferred Stock, the Series B Preferred, and assign thereto certain designations, rights and preferences; and

WHEREAS, the Board desires to further amend the Articles, pursuant to the authority granted to the Board in the Articles, to include the Certificate of Designation of the Series B Preferred Stock (the "Series B Designation"); and

NOW, THEREFORE, IT IS HEREBY

RESOLVED, that pursuant to the authority granted to and vested in the Board in accordance with the provisions of the Articles and by-laws of the Corporation, each as amended or amended and restated through the date hereof that (i) the number of authorized shares of Common Stock is hereby increased to 750,000,000; and (ii) the Series B Designation, be, and hereby is, authorized and approved; and be it further

RESOLVED, that the filing of the Amendment to Articles with the Secretary of State of the State of Nevada be, and it hereby is, authorized and approved; and be it further

RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and directed to make all arrangements, to do and perform all such acts and things and to execute and deliver or file, in the name and on behalf of the Corporation, all such instruments, reports, notices, consents, waivers, certificates and other documents, as, and in accordance with such timing, they may deem necessary or appropriate to effectuate the foregoing resolutions (such determination to be conclusively, but not exclusively, evidenced by the taking of such actions or by the execution of such instruments, reports and documents); and be it further

RESOLVED, that any action taken by any director, officer, employee or agent of the Corporation on or prior to the date hereof in furtherance of any of the foregoing matters, and each

such action hereby is, approved, ratified and confirmed in all respects as the action and deed of the Corporation; and be it further

RESOLVED, that the various members of the Board may execute this unanimous written consent in one or more counterparts, all of which counterparts, when taken together, shall constitute one document; and be it further

RESOLVED, that this unanimous written consent of the Board shall be filed with the minutes of meetings of the Board and shall be treated for all purposes as action taken at a meeting.

[-Signature page follows-]

The undersigned, by affixing their signatures hereto, do hereby consent to, authorize and approve the foregoing actions in their capacity as the directors of Neon Bloom Inc., as of the date first written above.

Michael Elzufon

Robyn Elzufon-Frick
Robyn Elzufon-Frick (Dec 23, 2021 10:07 CST)

Robyn Frick

David Grand (Jan 1, 2022 13:53 EST)

David Grand

Whitney Elzufon (Jan 1, 2022 15:02 CST)

Dr. Salsburg Family Trust, LLC
By Whitney Elzufon, Managing Member

NBCO_UWC_Increase Authorized and Preferred B For Signature

Final Audit Report 2022-01-01

Created:	2021-12-22
By:	Bazelet Health Systems, Inc. support team (melzufon@me.com)
Status:	Signed
Transaction ID:	CBJCHBCAABAAhCSanIes0NgtWpRqigZnobEUfPIKeiZQ

"NBCO_UWC_Increase Authorized and Preferred B For Signatur e" History

Document created by Bazelet Health Systems, Inc. support team (melzufon@me.com)
2021-12-22 - 8:56:59 PM GMT- IP address: 73.94.43.194

Document emailed to Robyn Elzufon-Frick (rfrick@bazeletlearning.com) for signature
2021-12-22 - 8:57:27 PM GMT

Email viewed by Robyn Elzufon-Frick (rfrick@bazeletlearning.com)
2021-12-23 - 0:29:48 AM GMT- IP address: 66.74.199.103

Document e-signed by Robyn Elzufon-Frick (rfrick@bazeletlearning.com)
Signature Date: 2021-12-23 - 4:07:56 PM GMT - Time Source: server- IP address: 66.74.199.103

Document emailed to David Grand (dgrand@bazelethealth.com) for signature
2021-12-23 - 4:07:58 PM GMT

Email viewed by David Grand (dgrand@bazelethealth.com)
2021-12-24 - 0:22:14 AM GMT- IP address: 73.138.200.131

Email viewed by David Grand (dgrand@bazelethealth.com)
2021-12-30 - 10:38:44 PM GMT- IP address: 172.58.128.28

Email viewed by David Grand (dgrand@bazelethealth.com)
2022-01-01 - 6:52:59 PM GMT- IP address: 73.138.200.131

Document e-signed by David Grand (dgrand@bazelethealth.com)
Signature Date: 2022-01-01 - 6:53:55 PM GMT - Time Source: server- IP address: 73.138.200.131

Document emailed to Whitney Elzufon (welzufon@yahoo.com) for signature
2022-01-01 - 6:53:56 PM GMT

Email viewed by Whitney Elzufon (welzufon@yahoo.com)

2022-01-01 - 9:01:26 PM GMT- IP address: 104.28.97.71

Document e-signed by Whitney Elzufon (welzufon@yahoo.com)

Signature Date: 2022-01-01 - 9:02:38 PM GMT - Time Source: server- IP address: 73.65.75.250

Agreement completed.

2022-01-01 - 9:02:38 PM GMT

Filed in the Office of	Business Number E0595152006-5
Barbara K. Cegavske (signature)	Filing Number 20221998574
Secretary of State	Filed On 01/03/2022 13:07:36 PM
State Of Nevada	Number of Pages 11

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State:

Neon Bloom, Inc.

Entity or Nevada Business Identification Number (NVID): NV20061208529

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes)

☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) See attached. (attach additional page(s) if necessary)
6. Signature: (Required)	X s/ Michael Elzufon — CEO Signature of Officer or Authorized Signer — Title X ______ — ______ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

The number of authorized shares of Common Stock was increased to 750,000,000.

The Series B Preferred Stock was designated.

This form must be accompanied by appropriate fees.

Filed in the Office of	Business Number E0595152006-5
Barbara K. Cegavske	Filing Number 20221998574
Secretary of State State Of Nevada	Filed On 01/03/2022 13:07:36 PM
	Number of Pages 11

ACTION BY WRITTEN CONSENT OF A MAJORITY OF THE SHAREHOLDERS OF NEON BLOOM, INC.

The undersigned (hereinafter, the "Shareholders"), being shareholders of Neon Bloom, Inc., a Nevada corporation (the "Corporation"), acting pursuant to Section 78.320.2 of the Nevada Revised Statutes and the Corporation's bylaws, do hereby waive all formal requirements, including the necessity of holding a formal or informal meeting, and any requirements that notice of such meeting be given, and hereby consent to the adoption and approval of the following actions:

WHEREAS, the Shareholders deem it advisable and in the best interest of the Corporation to increase the number of authorized shares of Common Stock of the Corporation from 250,000,000 to 750,000,000.

NOW, THEREFORE, BE IT RESOLVED that the Corporation's Articles of Incorporation are hereby amended to increase the number of authorized shares of the Corporation's common stock to 750,000,000 shares.

BE IT FURTHER RESOLVED that the officers of the Company be, and each individually is, hereby authorized to do and perform any and all such acts, including execution of any and all documents and certificates, as said officers shall deem necessary or advisable, to carry out the purposes of the foregoing resolutions.

BE IT FURTHER RESOLVED that any actions taken by such officers prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed, and approved as the acts and deeds of this corporation.

This Action by Written Consent may be executed in one or more counterparts, each of which shall be an original and all of which together shall be one and the same instrument. This Action by Written Consent shall be filed in the Minute Book of the Company and become a part of the records of the Company.

[Remainder of page intentionally left blank; Signature page follows.]

IN WITNESS WHEREOF, the undersigned shareholders have executed this Action by Written Consent as of December 20, 2021.

Robyn Elzufon-Frick
Robyn Elzufon-Frick (Dec 28, 2021 15:17 CST)

By: Robyn Frick
Common Ownership: 26.6%
Preferred Ownership: 33.3%

Dr. Salsburg Family Trust, LLC

Whitney Elzufon
Whitney Elzufon (Dec 28, 2021 16:05 CST)

By: Whitney Elzufon
Title: Managing Member
Common Ownership: 26.6%
Preferred Ownership: 33.3%

By: David Grand
Common Ownership: 26.6%
Preferred Ownership: 33.3%